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                                                                    EXHIBIT 23.2



                        Independent Auditors' Consent



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-06123) of Sipex Corporation of our report dated February 3, 1995 except for Note 7, as to which the date is November 5, 1996 with respect to the consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 1994 included in the Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Ernst & Young LLP

Boston, Massachusetts
March 25, 1997



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